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                                                                   Exhibit 23.12

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company on Form S-8 of our report (i) dated March 7, 1997, except for note 12 as to which the date is October 7, 1997, on our audits of the Financial Statements of SCP (Buttes), Inc., as of and for the year ended December 31, 1996.



                                       /s/ COOPERS & LYBRAND L.L.P.

Phoenix, Arizona
December 8, 1997